Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 12/31/16)
Net asset value per share	$18.61
Market price	$16.10
Premium/discount	-13.49%
Total net assets	$153.04 m
Market cap	$132.41 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 12/31/16)

Cumulative Performance[1]						(as at 12/31/16)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-1.6	-7.8	11.2	11.2	1.7	36.2	41.4
Market Price	0.4	-7.0	10.0	10.0	-2.8	29.6	29.2
TSE Index	-1.0	-1.8	13.1	13.1	-0.6	22.9	19.6
TAIEX Total Return Index[2]	-1.0	-1.8	17.8	17.8	10.9	46.5	72.5
MSCI Taiwan Index	-1.3	-2.2	18.5	18.5	14.4	45.6	46.0

Rolling 12 month performance[1]					(as at 12/31/16)
%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
The Taiwan Fund, Inc.	11.2	-6.4	-2.2	19.3	12.2
Market Price	10.0	-10.5	-1.3	18.2	12.8
TSE Index	13.1	-13.8	1.9	9.0	13.5
TAIEX Total Return Index[2]	17.8	-10.4	5.1	12.2	17.8
MSCI Taiwan Index	18.5	-11.7	9.4	9.1	16.7

Top 10 holdings	(as at 12/31/16)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.6%
Hon Hai Precision Industry Co., Ltd.	6.9%
Largan Precision Co., Ltd.	5.5%
Cathay Financial Holding Co., Ltd.	4.7%
Fubon Financial Holding Co., Ltd.	4.5%
Taiwan Paiho Ltd.	3.3%
China Life Insurance Co., Ltd.	3.2%
Nan Ya Plastics Corp.	2.8%
Ennoconn Corp.	2.7%
Silergy Corp.	2.5%

[1]	In US Dollar terms
[2]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 12/31/16)
Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.4%	-1.4%
Biotechnology & Medical Care	0.5%	0.8%	-0.3%
Building Material & Construction	0.0%	1.5%	-1.5%
Cement	1.2%	1.0%	0.2%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	2.4%	6.3%	-3.9%
Computer & Peripheral Equipment	8.2%	5.9%	2.3%
Electric & Machinery	5.8%	1.9%	3.9%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	5.0%	4.3%	0.7%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	15.0%	13.5%	1.5%
Foods	1.2%	2.0%	-0.8%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	2.1%	-2.1%
Oil, Gas & Electricity	2.1%	4.1%	-2.0%
Optoelectronic	7.5%	4.2%	3.3%
Other	7.8%	3.5%	4.3%
Other Electronic	8.9%	7.3%	1.6%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	4.4%	7.0%	-2.6%
Rubber	0.0%	1.3%	-1.3%
Semiconductor	21.5%	23.9%	-2.4%
Shipping & Transportation	0.3%	1.5%	-1.2%
Textiles	3.5%	1.7%	1.8%
Tourism	0.0%	0.4%	-0.4%
Trading & Consumers' Goods	2.3%	1.6%	0.7%
Cash	2.4%	0.0%	2.4%
OVERALL TOTAL	100.0%	100.0%	0.0%

Market review
The TAIEX Total Return Index (TAIEX) closed down 1.0% in December on quiet trading with limited corporate news flow. The political and economic uncertainty following the success of Donald Trump in the U.S. Presidential election continued to cast a shadow over the market. Machinery, paper, rubber, financial and chemical sectors outperformed driven by stronger commodity prices and the U.S. Federal Reserve interest rate increase. Meanwhile, the telecommunications, consumer and material sectors underperformed. The performance of the technology sector continued to be variable and lackluster as the Apple supply chain suffered from selling pressure ahead of negative seasonal factors and signs of weakness in the sales of handsets in China.

Fund update
The Fund underperformed the TAIEX Index by 0.6% in December, with technology stocks being the biggest detractors. The stock price of Wistron Neweb Corp., a wireless communication product manufacturer, experienced a decline due to lower fourth quarter (4Q) guidance arising from some of its customers delaying their orders. Ennoconn Corp., a manufacturer of systems and boards, had a larger than expected fundraising and its stock price suffered even though fundamentals had not changed. The stock price of Himax, a fabless* semiconductor solution provider, declined due to the disappointing development of business expansion plans. Contributors to performance included Basso Industry Corp., a manufacturer of pneumatic fastening tools, which rebounded on a better than expected order outlook and advantageous movements in currency. The Fund’s underweight position in Chunghwa Precision Test Tech Co., Ltd added value as the stock sold off on profit-taking. King Slide Works Co., Ltd., a manufacturer of guide rails for servers, rose on expectations that growth momentum would recover in 2017.

There was no change to the Fund’s core investment approach. We continue to prefer consumer discretionary growth names with sustainable franchises, including those in the sportswear and auto parts sectors. The Fund also has overweight positions in insurers, given the trend of higher treasury yields. With weak overall demand for personal computers (PC), note books (NB), televisions (TV) and handsets, the Fund’s technology positions were mainly in the cloud, internet of things (IOT), gaming and semi-conductor sectors. The Fund remained underweight in telecommunications and basic materials.

Outlook
The continuing low interest rate environment should continue to provide ample liquidity to Taiwan’s equity market. However, the election of the new president in the United States has increased the uncertainty for export dependent Taiwan. Amid macro uncertainty and rising rates, our base case remains that the Taiwan market will be supported by a stronger GDP and corporate earnings growth outlook in 2017. An end to domestic interest rate reductions should also benefit earnings for financials. Against this backdrop, companies with long-term growth opportunities should continue to be in favor.

*	Fabless manufacturing is the design and sale of hardware devices and semiconductor chips while outsourcing the fabrication or “fab” of the devices to a specialized manufacturer.

Full portfolio holdings	(as at 12/31/16)
Holding	Market Value USD	Fund %
Semiconductor	32,843,341	21.5
Taiwan Semiconductor Manufacturing Co., Ltd.	14,726,566	9.6
Silergy Corp.	3,775,233	2.5
ASPEED Technology, Inc.	3,377,938	2.2
MediaTek, Inc.	2,794,502	1.8
Powertech Technology, Inc.	2,378,200	1.6
Realtek Semiconductor Corp.	1,911,570	1.3
Advanced Semiconductor Engineering, Inc.	1,570,001	1.0
Parade Technologies Ltd.	1,124,825	0.7
Chunghwa Precision Test Tech Co., Ltd.	738,466	0.5
Silicon Motion Technology Corp.	446,040	0.3
Financial & Insurance	22,922,542	15.0
Cathay Financial Holding Co., Ltd.	7,227,383	4.7
Fubon Financial Holding Co., Ltd.	6,851,903	4.5
China Life Insurance Co., Ltd.	4,882,730	3.2
Yuanta Financial Holding Co., Ltd.	2,880,387	1.9
E. Sun Financial Holding Co., Ltd.	1,080,139	0.7
Other Electronic	13,645,249	8.9
Hon Hai Precision Industry Co., Ltd.	10,529,269	6.9
Voltronic Power Technology Corp.	1,352,134	0.9
Tung Thih Electronic Co., Ltd.	1,257,563	0.8
Bizlink Holding, Inc.	506,283	0.3
Computer & Peripheral Equipment	12,625,796	8.2
Ennoconn Corp.	4,199,258	2.7
Micro-Star International Co., Ltd.	2,452,648	1.6
Primax Electronics Ltd.	2,161,966	1.4
Advantech Co., Ltd.	1,997,844	1.3
Mitac Holdings Corp.	1,814,080	1.2
Other	11,972,330	7.8
Taiwan Paiho Ltd.	5,064,675	3.3
Nien Made Enterprise Co., Ltd.	3,590,245	2.3
Giant Manufacturing Co., Ltd.	1,203,761	0.8
Merida Industry Co., Ltd.	781,904	0.5
KMC Kuei Meng International, Inc.	715,949	0.5
Nan Liu Enterprise Co., Ltd.	615,796	0.4
Optoelectronic	11,441,645	7.5
Largan Precision Co., Ltd.	8,349,313	5.5
Au Optronics Corp.	1,388,731	0.9
Epistar Corp.	963,237	0.6
Innolux Corp.	740,364	0.5
Electric & Machinery	8,822,617	5.8
Airtac International Group	2,958,423	1.9
Basso Industry Corp.	2,599,398	1.7
Macauto Industrial Co., Ltd.	1,191,473	0.8
Global PMX Co Ltd	928,512	0.6
Iron Force Industrial Co., Ltd.	826,774	0.6
Hota Industrial Manufacturing Co., Ltd.	318,037	0.2
Electronic Parts & Components	7,672,149	5.0
Delta Electronics, Inc.	3,737,231	2.4
King Slide Works Co., Ltd.	2,186,633	1.4
Sinbon Electronics Co., Ltd.	1,530,845	1.0
Himax Technologies, Inc.	217,440	0.2

Full portfolio holdings (cont'd)

Holding	Market Value USD	Fund %
Plastics	6,728,164	4.4
Nan Ya Plastics Corp.	4,321,177	2.8
Formosa Chemicals & Fibre Corp.	2,127,450	1.4
Formosa Plastics Corp.	279,537	0.2
Textiles	5,306,840	3.5
Eclat Textile Co., Ltd.	3,469,939	2.3
Toung Loong Textile Manufacturing Co., Ltd.	1,836,901	1.2
Communications & Internet	3,741,222	2.4
Wistron NeWeb Corp.	3,446,457	2.2
Advanced Ceramic X Corp.	294,765	0.2
Trading & Consumers' Goods	3,553,460	2.3
Poya International Co., Ltd.	1,788,776	1.1
President Chain Store Corp.	1,505,166	1.0
Taiwan FamilyMart Co., Ltd.	259,518	0.2
Oil, Gas & Electricity	3,176,270	2.1
Formosa Petrochemical Corp.	3,176,270	2.1
Foods	1,882,222	1.2
Uni-President Enterprises Corp.	1,882,222	1.2
Cement	1,821,357	1.2
Taiwan Cement Corp.	1,821,357	1.2
Biotechnology & Medical Care	690,465	0.5
Grape King Bio Ltd.	690,465	0.5
Shipping & Transportation	514,406	0.3
Aerospace Industrial Development Corp.	514,406	0.3
Cash	3,683,478	2.4
Cash	3,683,478	2.4
Grand Total	153,043,553	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“jfimi”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

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It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

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Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

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Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

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The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.